Exhibit 10.1

OMNIBUS AMENDMENT NO. 2

This OMNIBUS AMENDMENT NO. 2, dated as of November 1, 2012 (this “Amendment”), is entered into among INGRAM FUNDING INC., a Delaware corporation, as seller (the “Seller”), INGRAM MICRO INC., a Delaware corporation, as initial servicer (in such capacity, the “Servicer”) and as originator (in such capacity, the “Originator”), BNP PARIBAS (“Paribas”), as the administrative agent (in such capacity, the “Existing Administrative Agent”), as a Purchaser Agent (in such capacity, the “Starbird Purchaser Agent”) and as a Purchaser, THE BANK OF NOVA SCOTIA (“BNS”), as successor administrative agent (in such capacity, the “Successor Administrative Agent”), as a Purchaser Agent (in such capacity, the “Liberty Street Purchaser Agent”) and as a Purchaser, THE OTHER PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO (the “New Purchasers” and, together with BNS, the “Continuing Purchasers”) and THE OTHER PURCHASER AGENTS LISTED ON THE SIGNATURE PAGES HERETO (the “New Purchaser Agents” and, together with the Liberty Street Purchaser Agent, the “Continuing Purchaser Agents”).

BACKGROUND

The parties to this Amendment (other than the New Purchaser Agents and the New Purchasers) are also parties to a Receivables Purchase Agreement, dated as of April 26, 2010 (as amended by that certain Amendment No. 1 to Receivables Purchase Agreement dated as of June 24, 2010, that certain Omnibus Amendment No. 1, dated as of April 28, 2011 and that certain Amendment No. 2 to Receivables Purchase Agreement dated as of December 16, 2011, and as otherwise amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). The Originator and the Seller are also parties to a Receivables Sale Agreement, dated as of April 26, 2010 (as amended by that certain Omnibus Amendment No. 1, dated as of April 28, 2011, and as otherwise amended, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”). The parties are entering into this Amendment, in the case of the New Purchasers and New Purchaser Agents to become parties to the Receivables Purchase Agreement, in the case of Paribas to cease being a party to the Receivables Purchase Agreement and the other Transaction Documents to which it is a party, and in the case of the Seller, the Servicer, the Originator, the Continuing Purchasers and the Continuing Purchaser Agents to, amend or otherwise modify the Receivables Purchase Agreement and the Receivables Sale Agreement (collectively, the “Agreements”).

AGREEMENT

1. Definitions. Capitalized terms are used in this Amendment as defined in Exhibit I of the Receivables Purchase Agreement.

2. Assumption by New Purchasers.

(a) The Seller desires the New Purchasers to become Purchasers and the New Purchaser Agents to become Purchaser Agents under the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the New Purchasers agree to become Purchasers and the New Purchaser Agents agree to become Purchaser Agents thereunder.

(b) Seller hereby represents and warrants to each New Purchaser and New Purchaser Agent as of the date hereof, as follows:

(i) the representations and warranties of the Seller contained in Exhibit III of the Receivables Purchase Agreement are true and correct on and as of the date of the date hereof as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(ii) no event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event;

(iii) the Aggregate Capital is not greater than the Program Limit, and the Receivables Interest does not exceed 100%; and

(iv) the Termination Date has not occurred.

(c) Upon satisfaction of the conditions specified in Sections 3 and 7 of this Amendment, each New Purchaser and New Purchaser Agent shall become a party to, and have the rights and obligations of Purchasers and Purchaser Agents, as applicable, under, the Receivables Purchase Agreement.

(d) This Section 2 constitutes an Assumption Agreement pursuant to Section 1.2(e) of the Receivables Purchase Agreement.

3. Reallocation.

(a) Each of the parties to this Amendment severally and for itself agrees that on and as of the date hereof, for good and valuable consideration, each of the Starbird Purchaser Agent, on behalf of the Starbird Purchaser Group, and Liberty Street Purchaser Agent, on behalf of the Liberty Street Purchaser Group, (each, an “Assigning Purchaser Agent” and, collectively, the “Assigning Purchaser Agents”) hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty, to each Continuing Purchaser Agent, and each Continuing Purchaser Agent, on behalf of such Continuing Purchaser Agent’s Purchaser Group, hereby irrevocably purchases from each Assigning Purchaser Agent and such Assigning Purchaser Agent’s Purchaser Group, all of the rights and obligations of such Assigning Purchaser Agent and such Assigning Purchaser Agent’s Purchaser Group under the Receivables Purchase Agreement and each other Transaction Document in respect of (i) the Group Capital of such Assigning Purchaser Agent’s Purchaser Group and (ii) the Maximum Purchase Amount of the Alternate Purchaser for such Assigning Purchaser Agent’s Purchaser Group under the Receivables Purchase Agreement such that, after giving effect to the foregoing assignment and delegation, (i) the Group Capital of each Purchaser Agent’s Purchaser Group and (ii) the Maximum Purchase Amount of the Alternate Purchaser for each Purchaser Agent’s Purchaser Group for the purposes of the Receivables Purchase Agreement and each other Transaction Document shall be as set forth on Schedule A.

(b) As consideration for the reallocation set forth in clause (a) above, each New Purchaser Agent agrees to cause such New Purchaser Agent’s Purchaser Group to, no later than 2:00 p.m. (New York time), on the date hereof, pay an amount equal to such New Purchaser Agent’s Purchaser Group’s “Post-Reallocation Group Capital”, as set forth on Schedule A, to the Assigning Purchaser Agents in accordance with the payment instructions set forth on Schedule B.

(c) The Seller intends to pay to the Starbird Purchaser Agent on the date hereof the aggregate amount of interest, fees, and expenses due to the Starbird Purchaser Agent and each Purchaser in the Starbird Purchaser Group under the Transaction Documents, including the Fee Letter (such amount is referred to herein as the “Starbird Payoff Amount”). The Starbird Payoff Amount, if paid in immediately available funds by 2:00 p.m. (New York time), on the date hereof (the “Payoff Time”), is $83,959.59. If the Starbird Payoff Amount is not paid in full by the Payoff Time, the amount of interest and fees accrued will increase by $19.24 per day. Upon receipt by the Starbird Purchaser Agent of the Starbird Payoff Amount and any additional interest and fees that have accrued pursuant to the previous sentence in immediately available funds and all amounts owed to the Starbird Purchaser Agent pursuant to clause (b) above, the Starbird Purchaser Agent and each Purchaser in the Starbird Purchaser Group shall no longer be party to the Receivables Purchase Agreement, the Fee Letter or any other Transaction Document; provided that, notwithstanding the foregoing, Sections 1.7, 1.8, 1.9, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10, 6.15 and 6.16 of the Receivables Purchase Agreement as in effect on the date hereof shall continue to inure to the benefit of the Starbird Purchaser Agent and the Purchasers in the Starbird Purchaser Group.

4. Resignation of Existing Administrative Agent and Appointment of Successor Administrative Agent.

(a) Pursuant to Section 5.9 of the Receivables Purchase Agreement, the Existing Administrative Agent hereby resigns as Administrative Agent under the Receivables Purchase Agreement, effective as of the date hereof.

(b) Pursuant to Section 5.9 of the Receivables Purchase Agreement, the Continuing Purchasers hereby appoint the Successor Administrative Agent as the Administrative Agent under the Receivables Purchase Agreement (the “Appointment”), effective as of the date hereof.

(c) On and after the date hereof, the provisions of Section 3.1, Section 3.2 and Article V of the Receivables Purchase Agreement as in effect on the date hereof shall continue to inure to the benefit of the Existing Administrative Agent.

(d) The Successor Administrative Agent hereby accepts its appointment as Administrative Agent under the Receivables Purchase Agreement and accepts the rights, powers, duties and obligations of the Administrative Agent under the Receivables Purchase Agreement, upon the terms and conditions set forth therein, with like effect as if originally named as Administrative Agent under the Receivables Purchase Agreement. Each of the parties hereto hereby agrees that the Successor Administrative Agent shall not be liable for any actions taken or omitted to be taken by the Existing Administrative Agent.

(e) The parties hereto hereby waive their respective right to receive at least ten (10) days’ notice of the Existing Administrative Agent’s intent to resign as Administrative Agent pursuant to Section 5.9 of the Receivables Purchase Agreement.

(f) Each of the Seller, Servicer and Originator hereby voluntarily and knowingly releases and forever discharges the Existing Administrative Agent, the Starbird Purchaser Agent and each Purchaser in the Starbird Purchaser Group and, in each case, their predecessors, agents, directors, officers and employees, from all possible claims, demands, actions, causes of action, damages, costs, or expenses, and liabilities whatsoever existing or arising on with respect to the Transaction Documents, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, and irrespective of whether any such claims, demands, actions, causes of action, damages, costs, expenses or liabilities arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, the exercise of any rights and remedies under the Transaction Documents.

5. Amendments to Receivables Purchase Agreement. The Seller, the Servicer, the Continuing Purchasers, the Continuing Purchaser Agents and the Successor Administrative Agent agree that the Receivables Purchase Agreement is hereby amended as follows:

(a) Section 1.1(c) of the Receivables Purchase Agreement is hereby deleted in its entirety.

(b) Section 1.2(e)(ii) of the Receivables Purchase Agreement is hereby amended by deleting “$700,000,000” set forth therein and substituting “$925,000,000” therefor.

(c) Section 1.4(b)(i) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(i) set aside and hold in trust (in a Blocked Account or other account reasonably acceptable to the Administrative Agent and subject to a Blocked Account Agreement) for each Purchaser and the Administrative Agent, as applicable, an amount equal to (A) first, the Aggregate Yield accrued and unpaid through such day for each Portion of Capital and not previously set aside; (B) second, to the extent funds are available therefor an amount equal to the Administrative Agent Fee accrued and unpaid through such day and not previously set aside; (C) third, to the extent funds are available therefor an amount equal to the Program Fees and other Fees accrued and unpaid through such day and not previously set aside; (D) fourth, to the extent funds are available therefor the Servicing Fee accrued and unpaid through such day and not previously set aside; and (E) fifth, all other amounts (other than Capital) payable hereunder or under the other Transaction Documents to each of the Secured Parties and any other Person;

(d) Section 1.4(c) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(c) The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), below, deposit (i) into each applicable Purchaser’s account as set forth in Schedule VI (or such other account designated in writing by such applicable Purchaser or its Purchaser Agent), on each Settlement Date (or in the case of funds to be applied pursuant to the first proviso to Section 1.4(b)(iii), on the next Business Day), Collections held for each Purchaser with respect to such Purchaser’s Portion(s) of Capital pursuant to Section 1.4(b)(i)(A), (C) and (E) and Section 1.4(b)(iii), (ii) into an account designated by the Servicer, on each Settlement Date, the portion of the Collections set aside pursuant to Section 1.4(b)(i)(D); provided, that so long as Ingram is the Servicer and such day is not a Termination Day, the Servicer may retain the portion of the Collections set aside pursuant to Section 1.4(b)(i)(D) in respect of Servicing Fees and (iii) in the Administrative Agent’s account as set forth in Schedule VI (or such other account designated in writing by the Administrative Agent, on each Settlement Date), Collections held for the Administrative Agent pursuant to Section 1.4(b)(i)(B).

(e) Section 1.4(d)(i) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(i) if such distribution occurs on a day that is not a Termination Day, first, to each Purchaser Agent (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) ratably according to the Yield accrued during the preceding Settlement Period, all accrued Yield with respect to each Portion of Capital maintained by such Purchasers during the preceding Settlement Period (it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to the amount of Yield owing to each Purchaser); second, to the Administrative Agent for its own account, all Administrative Agent Fees due to the Administrative Agent, third, to each Purchaser Agent (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) ratably according to the Capital maintained by the Purchasers in the related Purchaser Group, all Program Fees and other Fees due to the Purchasers or the Purchaser Agents, fourth, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to Section 1.4(b)(i)(D) and has not retained such amounts pursuant to Section 1.4(c), to the Servicer’s own account (payable in arrears on each Settlement Date) in payment in full of the aggregate of the Servicing Fees so set aside, and fourth, all other amounts (other than Capital) payable to each Secured Party and any other Person; and

(f) Section 1.4(d)(ii) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(ii) if such distribution occurs on a Termination Day, first, to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Yield payable to all Purchasers at such time) (for the benefit of the Purchasers within such Purchaser Agent’s Purchaser Group), all accrued Yield with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group, second, to the Administrative Agent for its own account all Administrative Agent Fees due to the Administrative Agent, third, each Purchaser Agent (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) ratably according to the Capital maintained by such Purchasers, all Program Fees and other Fees due to the Purchasers or the Purchaser Agents, it being understood that each Purchaser Agent shall distribute the amounts described in the first and third clauses of this Section 1.4(d)(ii) to the Purchasers within its Purchaser Group ratably according to the Yield and Capital of such Purchasers, respectively, fourth, if Ingram is not the Servicer, to the Servicer’s own account in payment in full of the Servicing Fees, fifth, to each Purchaser Agent ratably according to the aggregate of the Capital of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of each Purchaser’s Capital (or in the case of amounts set aside pursuant to the first proviso to Section 1.4(b)(iii), the amount necessary to reduce the Receivables Interest to 100%); sixth, if the Aggregate Capital and accrued Aggregate Yield have been reduced to zero, all Program Fees and all other Fees due to the Purchasers, the Purchaser Agents and the Administrative Agent, have been reduced to zero, and the Servicing Fees payable to the Servicer (if other than Ingram) have been paid in full, to the Administrative Agent on behalf of (a) each Purchaser Group ratably, based on the amounts payable to each Purchaser Group (for the benefit of the Purchasers within such Purchaser Group), (b) itself and (c) any other Indemnified Party or Affected Person, in payment in full of any other amounts owed thereto by the Seller or the Servicer hereunder or under the other Transaction Documents, including, amounts payable pursuant to Section 6.4, and, seventh, to the Servicer’s own account (if the Servicer is Ingram) in payment in full of the unpaid amount of all accrued Servicing Fees.

(g) Section 1.5 of the Receivables Purchase Agreement is hereby amended and restated as follows:

“Fees. The Seller shall pay to each Purchaser Agent for the benefit of the Purchasers in the related Purchaser Group, in accordance with the provisions set forth in Section 1.4(d), certain fees (the “Fees”) in the amounts and on the dates set forth in the applicable fee letter agreement for such Purchaser Group dated as of November 1, 2012, among the Originator, the Seller and the applicable Purchaser Agent (each a “Fee Letter”).”

(h) Section 1.6(a) of the Receivables Purchase Agreement is hereby amended by deleting “4:00 p.m.” where it appears therein and substituting “3:00 p.m.” therefor.

(i) The definition of “Regulatory Change” set forth in Section 1.7 is hereby amended and restated in its entirety as follows:

The term “Regulatory Change” means (i) the adoption after the date hereof of any Law (including any applicable Law regarding capital adequacy) or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, (ii) any request, guideline or directive from Financial Accounting Standards Board (“FASB”) (including for the avoidance of doubt FASB’s Interpretation No. 46(R), as amended by Statement of Financial Accounting Standards No. 167, effective as of November 15, 2009 (or any future statement or interpretation issued by the FASB or any successor thereto)), or any central bank or other Governmental Authority (whether or not having the force of law) in each case issued or occurring after the date of this Agreement or (iii) the compliance, commenced after the date hereof, by any Program Support Provider or Purchaser with the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, or any rules or regulations promulgated in connection therewith by any such agency; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed a “Regulatory Change”, regardless of the date enacted adopted or issued.

(j) Exhibit I of the Receivables Purchase Agreement is hereby amended as follows:

(i) the definitions set forth below are hereby added in alphabetical order:

“Administrative Agent Fee” has the meaning set forth in the Fee Letter for the Liberty Street Purchaser Group.

“Contractual Dilution” means any change in the Outstanding Balance of a Receivable resulting from, arising out of or in connection with any volume, early-payment or other special or other discount, rebate or other similar program specified in the applicable Contract.

“Excluded Receivables Letter” means the letter agreement, dated as of November 1, 2012 among the Seller, the Servicer, the Originator, the Administrative Agent and the Purchaser Agents setting forth attributes of certain Excluded Receivables.

“Foreign Obligor Receivable” means any indebtedness and payment obligations of any Person to the Originator arising from the sale of merchandise or services by the Originator, the Obligor of which is not a resident of (or, if applicable, organized under the laws of) one of the fifty states of the United States.

“Foreign Obligor Receivable Eligibility Date” means the date, following the Foreign Obligor Receivable Inclusion Date, on which the Seller and the Servicer notify the Administrative Agent that Foreign Obligor Receivables shall constitute Eligible Receivables.

“Foreign Obligor Receivable Inclusion Date” means the date, following the written request of the Seller and Servicer therefor, on which the Administrative Agent and the Purchaser Agents notify the Seller and the Servicer in writing that Foreign Obligor Receivables shall cease to be Excluded Receivables.

“Foreign Obligor Receivables Percentage” means (a) at all times the Debt Ratings of Ingram are lower than BB- by S&P and Ba3 by Moody’s, 0% and (b) at all other times, 3.00%.;

(ii) the definitions of “Average Payment Term”, “Days Sales Outstanding”, “Default Ratio”, “Defaulted Receivable”, “Delinquency Ratio”, “Delinquent Receivable”, “Dilution Horizon Ratio”, “Dilution Ratio”, “Loss Horizon Ratio” and “Loss-to-Liquidation Ratio” and Section 1.4(e)(ii) are hereby amended by inserting the phrase “(other than Foreign Obligor Receivables on and after the Foreign Obligor Receivable Inclusion Date but prior to the Foreign Obligor Receivable Eligibility Date)” immediately after each instance of “Pool Receivable” and “Pool Receivables” set forth therein;

(iii) the definitions of “Current Receivable”, “Non-Pro Rata Period”, “Reallocation Date”, “Reallocation Purchase”, “Reallocation Purchase Price” , “Starbird Alternate Purchaser”, “Starbird Conduit Purchaser”, “Starbird Purchaser Agent”, “Starbird Purchaser Group” and “Starbird Purchaser” are hereby deleted in their entirety;

(iv) the definition of “Default Rate” is hereby amended and restated as follows:

“Default Rate” means for any date of determination, an interest rate per annum equal to (i) 5.0% plus (ii) the Alternate Base Rate as in effect on such date.;

(v) the definition of “Dilution Factors” is hereby amended by adding “, in each case, other than any such factor which results in a change in the Outstanding Balance of a Receivable constituting Contractual Dilution” at the end of such definition;

(vi) the definition of “Dilution Reserve” is hereby amended and restated as follows:

“Dilution Reserve” means, for any Collection Period, the greater of (x) the sum of (a) the average, over the three (3) consecutive Collection Periods ending at the end of such Collection Period, of the aggregate amount of Contractual Dilution arising in the Pool Receivables (other than Foreign Obligor Receivables on and after the Foreign Obligor Receivable Inclusion Date but prior to the Foreign Obligor Receivable Eligibility Date) during each such Collection Period (whether or not such Pool Receivables are then outstanding), plus (b) the product of (i) the Net Receivables Balance as of the last day of such Collection Period and (ii) the Dynamic Dilution Reserve Percentage as of such last day, and (y) the product of (a) the Net Receivables Balance as of the last day of such Collection Period and (b) the Minimum Dilution Reserve Percentage as of such last day.

(vii) clause (i)(A) of the definition of “Eligible Receivable” is hereby amended by adding “prior to the Foreign Obligor Receivable Eligibility Date,” at the beginning of such clause (i)(A);

(viii) clause (xvi) of the definition of “Eligible Receivable” is hereby amended by deleting “[Reserved]” and adding “the Obligor of which is not a resident of a country subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and available at: http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

(ix) the last paragraph of the definition of “Eligible Receivable” is hereby amended by adding “and any Contractual Dilution” immediately after “exceeds the sum of any Dilution” set forth therein.

(x) clause (ii) of the definition of “Excluded Receivable” is hereby amended by adding “prior to the Foreign Obligor Receivable Inclusion Date,” at the beginning of such clause (ii);

(xi) the definition of “Normal Concentration Percentage” is hereby amended by deleting the period at the end of the first sentence of such definition and adding the following:

; provided that, in all cases, if an Obligor’s payment obligation under a Contract is guaranteed by such Obligor’s parent, the parent’s senior unsecured debt ratings (to the extent higher than the senior unsecured debt ratings of the Obligor) shall be used. Notwith-standing the foregoing, the Normal Concentration Percentage with respect to Foreign Obligor Receivables shall be the Foreign Obligor Receivables Percentage.”

(xii) the definition of “Program Fee” is hereby amended by inserting “applicable” immediately before “Fee Letter”;

(xiii) the definition of “Program Limit” is hereby amended by deleting “$500,000,000” set forth therein and substituting “$675,000,000” therefor;

(xiv) the definition of “Special Obligor” is hereby amended and restated as follows:

“Special Obligor” means an Obligor designated in the letter agreement, dated as of November 1, 2012, among the Seller, the Servicer, the Originator, the Administrative Agent and each Purchaser, as may be amended or supplemented from time to time as set forth therein as a “Special Obligor”.

(xv) the definition of “Termination Date” is hereby amended by deleting “April 28, 2014” set forth therein and substituting “November 1, 2015” therefor; and

(xvi) the definition of “Transaction Document” is hereby amended by deleting “Fee Letter” set forth therein and substituting “Fee Letters” therefor.

(k) Clause (d) of Exhibit V of the Receivables Purchase Agreement is hereby amended by deleting “unless the aggregate Outstanding Balance of Pool Receivables of the affected Obligor is less than $5,000,000” set forth therein and substituting “unless the aggregate Outstanding Balance of Pool Receivables (other than Foreign Obligor Receivables on and after the Foreign Obligor Receivable Inclusion Date but prior to the Foreign Obligor Receivable Eligibility Date) of the affected Obligor is less than $5,000,000” therefor.

(l) Schedule VIII of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with “Reserved” and each reference to “Schedule VIII” set forth in the Receivables Purchase Agreement is hereby deleted and replaced with “Schedule I to the Excluded Receivables Letter”.

(m) The Maximum Purchase Amount of each Purchaser Group is set forth on Schedule A with respect to the Alternate Purchaser for such Purchaser Group.

6. Amendment to the Receivables Sale Agreement. The parties to the Receivables Sale Agreement agree that the Receivables Sale Agreement is hereby amended as follows:

(a) The definition of “Purchase Termination Date” set forth in Section 1.1 of the Receivables Sale Agreement is hereby amended by deleting “April 28, 2014” set forth therein and substituting “November 1, 2015” therefor.

(b) The following definition is hereby added in alphabetical order to Section 1.1 of the Receivables Sale Agreement:

“RSA Dilution Factors” means (i) the failure by the Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying RSA Contract or bill of lading, (ii) any change in the terms of, or cancellation of, a RSA Contract or invoice or any other adjustment (including as a result of the application of any special or other discounts or any reconciliations or as a result of the return of any defective goods) by the Servicer which reduces the amount payable by the Obligor on the related Receivable, (iii) any setoff by an Obligor in respect of any claim by such Obligor as to the amounts owed by it on the related Receivable, and (iv) any specific dispute (with respect to which a credit is issued or the Obligor has asserted a specified reduction of the related Receivable) counterclaim or defense asserted by the Obligor of the related Receivable (except the discharge in bankruptcy of such Obligor).

(c) Section 2.3 of the Receivables Sale Agreement is hereby amended by deleting “Dilution Factors” set forth therein and substituting “RSA Dilution Factors” therefor.

(d) Clause (c) of Section 6.1 of the Receivables Sale Agreement is hereby amended by deleting “unless the aggregate Outstanding Balance of Pool Receivables of the affected Obligor is less than $5,000,000” set forth therein and substituting “unless the aggregate Outstanding Balance of Pool Receivables (other than Foreign Obligor Receivables on and after the Foreign Obligor Receivable Inclusion Date but prior to the Foreign Obligor Receivable Eligibility Date) of the affected Obligor is less than $5,000,000” therefor.

The Successor Administrative Agent and the Continuing Purchasers hereby consent to such amendment to the Receivables Sale Agreement.

7. Conditions. The amendments described in Sections 2 through 6 above shall become effective upon the date on which each of the following conditions shall have been satisfied:

(a) this Amendment shall have been executed and delivered by each party hereto and the Fee Letters (together with this Amendment, the “Closing Documents”) dated as of the date hereof for each Purchaser Group (other than the Starbird Purchaser Group) shall have been executed and delivered by each party thereto;

(b) the Successor Administrative Agent and each Continuing Purchaser Agent shall have received certified copies of (i) the resolutions of the board of directors of the Seller authorizing the execution and delivery of the Closing Documents and the performance by the Seller of the Agreements (as amended by this Amendment) and the Fee Letters and (ii) the certificate of incorporation and bylaws of the Seller;

(c) the Successor Administrative Agent and each Continuing Purchaser Agent shall have received a certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign the Closing Documents;

(d) the Successor Administrative Agent and each Continuing Purchaser Agent shall have received certified copies of (i) the resolutions of the board of directors (or its designated committee) of the Originator and the Servicer authorizing the execution and delivery of the Closing Documents and the performance by the Originator and the Servicer of the Agreements (as amended by this Amendment) and the Fee Letters and (ii) the certificate of incorporation and bylaws of the Originator and the Servicer;

(e) the Successor Administrative Agent and each Continuing Purchaser Agent shall have received a certificate of the Secretary or Assistant Secretary of the Originator and the Servicer certifying the names and true signatures of the officers of the Originator and the Servicer authorized to sign the Closing Documents;

(f) the Successor Administrative Agent and each Continuing Purchaser Agent shall have received acknowledgment copies, or time stamped receipt copies of proper financing statements amendments, duly filed on or before the date hereof under the UCC of all jurisdictions that the Successor Administrative Agent and each Continuing Purchaser Agent may deem necessary or desirable in order to continue to perfect (with a first priority) the interests of the Successor Administrative Agent (on behalf of itself, the Continuing Purchaser Agents and the Continuing Purchasers) contemplated by the Agreement and to continue to perfect (with a first priority) the interests of the Seller as contemplated by the Receivables Sale Agreement;

(g) the Successor Administrative Agent and each Continuing Purchaser Agent shall have received completed UCC search reports, dated on or shortly before the date of hereof, listing all effective financing statements filed in the jurisdiction referred to in clause (f) above that name the Seller or the Originator as debtor, together with copies of such financing statements, showing no such liens on any of the Pool Assets, Pool Receivables, Contracts or Related Security;

(h) the Successor Administrative Agent and each Continuing Purchaser Agent shall have received copies of any executed amendment to the Blocked Account Agreements with the Blocked Account Banks necessary to designate BNS as the Administrative Agent thereunder;

(i) the Successor Administrative Agent and each Continuing Purchaser Agent shall have received favorable opinions in form and substance acceptable to the Successor Administrative Agent and each Continuing Purchaser Agent regarding, corporate, enforceability, perfection and bankruptcy matters.

(j) the Successor Administrative Agent, each Continuing Purchaser Agent, and the Starbird Purchaser Agent shall have received evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letters) and expenses (including all invoiced fees and expenses of Mayer Brown LLP);

(k) the Successor Administrative Agent and each Continuing Purchaser Agent shall have received good standing certificates with respect to the Seller issued by the Secretaries of the States of Delaware and California;

(l) the Successor Administrative Agent and each Continuing Purchaser Agent shall have received good standing certificates with respect to the Originator issued by the Secretaries of the States of Delaware and California; and

(m) the Rating Agency Condition with respect thereto shall have been satisfied.

8. Ratification. This Amendment constitutes an amendment to the Agreements. After the execution and delivery of this Amendment, all references to the Agreements in any document shall be deemed to refer to the Agreements as amended by this Amendment, unless the context otherwise requires. Except as amended above, the Agreements are hereby ratified in all respects. Except as set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the parties hereto under the Agreements, nor constitute an amendment or waiver of any provision of the Agreements. This Amendment shall not constitute a course of dealing among the parties hereto at variance with the Agreements such as to require further notice by any of the Successor Administrative Agent, the Continuing Purchaser Agents or the Continuing Purchasers to require strict compliance with the terms of the Agreements in the future, as amended by this Amendment, except as expressly set forth herein. Each of the Seller, the Servicer and the Originator hereby acknowledges and expressly agrees that each of the Successor Administrative Agent, the Continuing Purchaser Agents and the Continuing Purchasers reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Agreements, as amended herein.

9. Each of the parties hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of any Conduit Purchaser, not, prior to the date which is one (1) year and one (1) day after the payment in full of all privately or publicly placed indebtedness for borrowed money of any Conduit Purchaser outstanding, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause any Conduit Purchaser to invoke an Insolvency Proceeding by or against any Conduit Purchaser. The provisions of this Section 9 shall survive the termination of the Receivables Purchase Agreement.

10. Miscellaneous. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

INGRAM FUNDING INC.,
as Seller

By:	/s/ Erik Smolders
	Name:	Erik Smolders
	Title:	Treasurer

INGRAM MICRO INC.,
as Servicer and Originator

By:	/s/ Alain Monié
	Name:	Alain Monié
	Title:	President and Chief Executive Officer

By:	/s/ William D. Humes
	Name:	William D. Humes
	Title:	Chief Operating and Financial Officer

THE PURCHASER GROUPS:

THE BANK OF NOVA SCOTIA, as Purchaser Agent for the Liberty Street Purchaser Group

By:	/s/ Diane Emanuel
	Name:	Diane Emanuel
	Title:	Managing Director

THE BANK OF NOVA SCOTIA, as related Alternate Purchaser

By:	/s/ Diane Emanuel
	Name:	Diane Emanuel
	Title:	Managing Director

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser

By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Purchaser Agent for the Victory Purchaser Group

By:	/s/ Devang Sodha
	Name:	Devang Sodha
	Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Alternate Purchaser

By:	/s/ Alan Reiter
	Name:	A. Reiter
	Title:	Vice President

VICTORY RECEIVABLES CORPORATION, as a Conduit Purchaser

By:	/s/ David V. DeAngelis
	Name:	David V. DeAngelis
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for the Market Street Purchaser Group

By:	/s/ William P. Falcon
	Name:	William P. Falcon
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Alternate Purchaser

By:	/s/ William P. Falcon
	Name:	William P. Falcon
	Title:	Vice President

MARKET STREET FUNDING LLC, as a Conduit Purchaser

By:	/s/ Karla L. Boyd
	Name:	Karla L. Boyd
	Title:	President

MIZUHO CORPORATE BANK, LTD.,
as Purchaser Agent for the Working Capital Group

By:	/s/ Bertram H. Tang
	Name:	Bertram H. Tang
	Title:	Authorized Signatory

MIZUHO CORPORATE BANK, LTD., as an Alternate Purchaser

By:	/s/ Bertram H. Tang
	Name:	Bertram H. Tang
	Title:	Authorized Signatory

WORKING CAPITAL MANAGEMENT CO., LP, as a Conduit Purchaser

By:	/s/ Shinichi Nochiide
	Name:	Shinichi Nochiide
	Title:	Attorney-in-fact

BNP PARIBAS, as Existing Administrative Agent and Purchaser Agent for the Starbird Purchaser Group

By:	/s/ Philippe Mojon
	Name:	Philippe Mojon
	Title:	Director

By:	/s/ Doo-Sik Nam
	Name:	Doo-Sik Nam
	Title:	Vice President

BNP PARIBAS, as related Alternate Purchaser

By:	/s/ Philippe Mojon
	Name:	Philippe Mojon
	Title:	Director

By:	/s/ Doo-Sik Nam
	Name:	Doo-Sik Nam
	Title:	Vice President

STARBIRD FUNDING CORPORATION, as a Conduit Purchaser

By:	/s/ David V. DeAngelis
	Name:	David V. DeAngelis
	Title:	Vice President

THE BANK OF NOVA SCOTIA,
as Successor Administrative Agent

By:	/s/ Diane Emanuel
	Name:	Diane Emanuel
	Title:	Managing Director